Exhibit 10.5

Lease Agreement

This Lease Agreement (the "Lease") is dated as of January 13, 2009 by and among Cummins Family Holdings, LLC, an Idaho limited liability company whose address is 2570 Eldridge Ave., Twin Falls, Idaho 83301 ("Lessor") and Cummins Family Produce, Inc., an Idaho corporation whose address is 2570 Eldridge Ave., Twin Falls, Idaho 83301 ("Lessee").

WHEREAS, the Lessor is the owner of (a) real property located in Twin Falls County, Idaho legally described on Exhibit A hereto, together with all improvements thereon and appurtenances thereto (the "Real Property"), (b) the personal property described on Exhibit B hereto together with all replacements, repairs and additions incorporated therein or affixed thereto (collectively, the "Packing Equipment") and (c) the personal property described on Exhibit C hereto together with all replacements, repairs and additions incorporated therein or affixed thereto (collectively, the "Miscellaneous Property," and together with the Packing Equipment, the "Personal Property"). For purposes of this Lease, the "Property" shall mean the Real Property and the Personal Property;

WHEREAS, in connection with the purchase of the Packing Equipment by Wesley Cummins ("Wesley"), Wesley executed a Promissory Note in favor of Key Equipment Finance Inc. (the "Lender") in the amount of Three Hundred Eighty-Seven Thousand and No/100ths Dollars ($387,000.00) (the "Note") and a Master Security Agreement with the Lender whereby Wesley granted a security interest in the Packing Equipment to the Lender (the "Security Agreement," and together with the Note and the ancillary documents thereto and amendments thereof, the "Loan Documents"); and

WHEREAS, Wesley transferred the Packing Equipment to the Lessor effective as of May 29, 2008 in exchange for the Lessor's assumption of Wesley's obligations under the Loan Documents, which Loan Documents shall continue to encumber the Packing Equipment until the obligations arising under such Loan Documents are paid in full; and

WHEREAS, the parties hereto desire that the Lessor lease the Property to the Lessee on and subject to the terms hereof;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.     Lease. Lessor hereby agrees to lease the Property to the Lessee, and Lessee hereby agrees to lease the Property from Lessor, on the terms and conditions set forth herein.

        Term. This Lease shall commence on the date hereof (the "Effective Date"). The initial term of this Lease shall run until December 31, 2013. Thereafter, this Lease shall automatically renew for additional one (1) year periods unless either party provides written notice to the other party of its intent not to renew at least sixty (60) days prior to the expiration of the then-current term.

2.     Rent.

     2.1      General. Rent shall be payable in the amount of Twenty Thousand and No/100ths Dollars ($20,000.00) per month on or before the tenth (10th) day of each month without prior demand and without offset. Rent for the initial partial month of January 2009 shall be payable on the date hereof and pro rated based on the actual days in such month. In addition to other rights provided herein and by law, if rent or any other amount required to be paid by Lessee hereunder is not received by the tenth (10th) day after the date when due, such rent or other amount shall bear interest at the rate of Twelve Percent (12.00%) per annum (the "Default Rate") from the date due.

     2.2     Taxes. Lessee shall pay any applicable sales tax, use tax or property tax on the Property in accordance with Section 12.

3.     Disclaimer of Warranties. Lessee agrees that it has selected the Property based upon its own judgment and disclaims any reliance upon any statements or representations made by Lessor. LESSOR MAKES NO WARRANTY WITH RESPECT TO THE PROPERTY, EXPRESSED OR IMPLIED, AND LESSOR SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE AND ANY LIABILITY FOR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OF OR THE INABILITY TO USE THE PROPERTY. Lessee agrees to make the rental and other payments required hereunder without regard to the condition of the Property. Lessor assumes no responsibility for the installation, adjusting or servicing of the Property.

4.     Title. Title to the Property shall at all times remain with Lessor, and Lessee at its expense shall protect and defend the title of Lessor and keep the Property free of all claims and liens other than the rights of Lessee hereunder and claims and liens created by or arising through Lessor (such as liens arising pursuant to the Loan Documents). While Lessee may possess the Property in accordance with the terms of this Lease, the Lessee expressly acknowledges the existence of the Lender's security interest in the Packing Equipment.

5.     Location; Inspection. The Packing Equipment shall be located on the Real Property and shall not be removed therefrom (other than temporary removal in the ordinary course of business) without the prior written consent of the Lessor. The Lessor shall have the right to enter upon the Real Property and inspect the Property at any reasonable time. The Lender shall have the right to enter upon the Real Property and inspect the Packing Equipment at any reasonable time. At the Lessor's request, the Lessee shall (a) affix permanent labels in a prominent place on the Packing Equipment stating the Lessor's interest therein (and the Lender's interest therein, as applicable), (b) keep such labels in good repair and condition and (c) provide Lessor with an inventory listing all labeled Packing Equipment within twenty (20) days of such request.

6.     Use; Alterations. Lessee shall use the Property lawfully and only in the manner for which it was designed and intended and so as to subject it only to ordinary wear and tear. Lessee shall comply with all applicable laws, and will not permit any person to dispose of any hazardous materials into or onto the Real Property. Lessee shall immediately notify the Lessor, in writing, upon becoming aware of any existing threatened investigation, claim or action by any governmental authority that could adversely affect the Property, the Lessor, the Lender or this Lease. Lessee, at its own expense, shall make such alterations, additions or modifications to the Property as may be required from time to time to meet the requirements of applicable law or governmental body (each, a "Required Alteration"). All such Required Alterations shall immediately, and without further act, be deemed to constitute "Property" and be fully subject to this Lease as if originally leased hereunder. Lessee shall not make any other alterations to the Property without Lessor's prior written consent.

7.     Repairs and Maintenance.

     7.1     Lessee Repairs and Maintenance. Other than as explicitly made the Lessor's responsibility under Section 8.2, Lessee, at Lessee's sole cost and expense, shall (a) keep the Property in good repair, operating condition, appearance and working order in compliance with the manufacturer's recommendations and Lessee's standard practices (but in no event less than industry practices), (b) properly service all components of the Property following the manufacturer's written operating and servicing procedures, (c) upon Lessor's request, enter into and keep in full force and effect during the term hereof a maintenance agreement covering the Packing Equipment with the manufacturer, or a manufacturer-approved maintenance organization, to maintain, service and repair such Property, as otherwise required herein, (d) upon Lessor's request, furnish Lessor with an executed copy of any such maintenance agreement, and (e) replace any part of the Property that becomes unfit or unavailable for use from any cause (whether or not such replacement is covered by a maintenance agreement) with a replacement part that, in Lessor's sole opinion, is of the same manufacture, value, remaining useful life and utility as the replaced part immediately preceding the replacement, assuming that such replaced part was in the condition required by this Lease. Replacement parts shall be free and clear of all liens, constitute Property and be fully subject to this Lease as if originally leased hereunder.

     7.2     Lessor Repairs and Maintenance. Lessor, at Lessor's sole cost and expense, shall be responsible for any repairs or replacements that are required to the structural or mechanical systems of the Real Property (specifically excluding the Packing Equipment, whether or not attached to the Real Property) which (a) would be classified as capital expenditures under generally accepted accounting principals and (b) are not otherwise covered by insurance under Section 11; provided, however, that the Lessor shall only be responsible under this Section 8.2 (i) for any such repair or replacement costing in excess of $10,000 each, in which event the Lessor shall be responsible for the entire cost of such repair or replacement or (ii) if the Lessee has been responsible for repairs or replacements costing less than $10,000 each, but which in the aggregate exceed $75,000 in any year, in which event the Lessor shall be responsible for any such excess.

8.     Transfers and Assignment.

     8.1     Lessee Transfer. Without Lessor's prior written consent, Lessee will not (a) sell, assign, sublet, pledge, or otherwise encumber or permit a lien to exist on or against any interest in this Lease or the Property, (b) rent or lend the Property to anyone or (c) permit the Property to be used by anyone other than the Lessee or its respective qualified employees. Lessee acknowledges that it remains primarily liable for all obligations hereunder notwithstanding use of the Property by any other party.

     8.2     Lessor Transfer. Lessor, at any time with or without notice to Lessee, may sell, transfer, assign and/or grant a security interest in all or any part of Lessor's interest in this Lease or all or any part of the Property (each, a "Lessor Transfer"). Any purchaser, transferee, assignee or secured party of Lessor (each a "Lessor Assignee") shall have and may exercise all of Lessor's rights hereunder with respect to the Property to which any such Lessor Transfer relates. Upon receipt of written notice of a Lessor Transfer, Lessee shall promptly acknowledge in writing its obligations hereunder, shall comply with the written directions or demands of any Lessor Assignee and shall make all payments due hereunder as directed in writing by the Lessor Assignee. Following such Lessor Transfer, the term "Lessor" shall be deemed to include or refer to each Lessor Assignee; provided, however, that the indemnification obligations of the Lessee shall apply to both the Lessor and each Lessor Assignee, as well as their respective members, shareholders, directors, officers and agents.

9.     Risk of Loss. Lessee shall bear the entire risk of loss (including without limitation, theft, destruction, disappearance of or damage to the Property from any cause whatsoever), whether or not insured against, during the term of this Lease. No such loss shall relieve Lessee of the obligation to pay rent or of any other obligation hereunder.

10.     Insurance.

     10.1     Lessee shall, at all times during the term hereof and at Lessee's own cost and expense, maintain (a) insurance against all risks of physical loss or damage to Property for the full replacement value thereof, and (b) commercial general liability insurance (including blanket contractual liability coverage and products liability coverage) for personal and bodily injury and property damage in an amount not less than $1,000,000 per occurrence.

     10.2     All insurance policies required hereunder shall include terms, and be with insurance carriers, reasonably satisfactory to Lessor and the Lender. Without limiting the generality of the foregoing, each policy shall include the following terms: (i) all physical damage insurance shall name Lessor (and with respect to the Packing Equipment, the Lender) and its/their assigns as loss payees, (ii) all liability insurance shall name Lessor (and with respect to the Packing Equipment, the Lender) and its/their assigns as additional insureds, (iii) the policy shall not be canceled or altered without at least thirty days' advance notice to Lessor (and with respect to the Packing Equipment, the Lender) and its assigns and (iv) coverage shall not be invalidated against Lessor (and with respect to the Packing Equipment, the Lender) or its assigns because of any violation of any condition or warranty contained in any policy or application therefor by Lessee or by reason of any action or inaction of Lessee. On May 19, 2009 and each one (1) year anniversary thereof, and during the term hereof, Lessee shall deliver to Lessor certificates or other proof of insurance satisfactory to Lessor evidencing the coverage required by this section.

11.     Taxes. Lessee shall pay when due and shall indemnify and hold harmless Lessor and Lender (on an after-tax basis) from and against any and all taxes, fees, withholdings, levies, imposts, duties, assessments and charges of every kind and nature whatsoever (including any related penalties and interest) imposed upon or against Lessor, Lender, any Lessor Assignee, any Lender assignee, Lessee or any of the Property by any governmental authority in connection with, arising out of or otherwise related to the Property, this Lease or any rent and receipts or earnings arising therefrom, including without limitation any sales or use tax, and excepting only all Federal, state and local taxes on or measured by Lessor's or Lender's net income. The provisions of this Section 12 shall survive any termination of this Lease for a period of three (3) years. The termination of such indemnification period, however, shall not affect any claim if written notice of such claim is given to the Lessee prior to such termination date.

12.     Lessor's Right to Perform for Lessee. If Lessee fails to perform any of its obligations contained herein, Lessor may (but shall not be obligated to) itself perform such obligations, and the amount of the reasonable costs and expenses of Lessor incurred in connection with such performance, together with interest on such amount from the date said amounts are expended at the Default Rate, shall be payable by Lessee to Lessor upon demand. No such performance by Lessor shall be deemed a waiver of any rights or remedies of Lessor or be deemed to cure any Default of Lessee hereunder (as such term is defined below).

13.     End of Lease Term. Upon the expiration or earlier termination of this Lease, the Lessee will immediately deliver the Property to Lessor in the same condition as when delivered to Lessee, ordinary wear and tear excepted.

14.     Default; Remedies.

     14.1     Default by Lessee. The occurrence of any of the following shall constitute a "Default" and a material breach of this Lease by the Lessee:

          (a)     Lessee fails to pay any rent or other amount due hereunder when due, where such failure continues for five (5) days after written notice thereof from Lessor to Lessee;

          (b)     Any failure by Lessee to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Lessee where such failure continues for thirty (30) days after written notice thereof from Lessor to Lessee; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Lessee shall not be deemed to be in default if it shall commence such cure within such period and thereafter rectify and cure said default with due diligence;

          (c)     Lessee shall breach the Supply Agreement dated on or about the date hereof (the "Supply Agreement") by and among the Lessee, Southern Slope, Inc., a Nevada corporation ("Southern Slope") and Black Rock Ag., Inc., an Idaho corporation ("Black Rock") where such breach shall continue for fifteen (15) days after written notice of the same from Southern Slope or Black Rock to Lessee;

          (d)     An assignment by Lessee for the benefit of its creditors; or the filing of a voluntary or involuntary petition by or against Lessee under any law for the purpose of adjudicating Lessee as bankrupt, or for extending time for payment, adjustment or satisfaction of Lessee's liabilities, or the reorganization, dissolution, or arrangement on account of or to prevent bankruptcy or insolvency of Lessee; unless the assignment or proceedings, and all orders, adjudications, custodies and supervision are dismissed, vacated or otherwise permanently stayed or terminated within sixty (60) days after the assignment, filing or other initial event;

          (e)     An assignment by Flight Safety Technologies, Inc., a Nevada corporation ("Flight Safety") for the benefit of its creditors; or the filing of a voluntary or involuntary petition by or against Flight Safety under any law for the purpose of adjudicating Flight Safety as bankrupt, or for extending time for payment, adjustment or satisfaction of Flight Safety's liabilities, or the reorganization, dissolution, or arrangement on account of or to prevent bankruptcy or insolvency of Flight Safety; unless the assignment or proceedings, and all orders, adjudications, custodies and supervision are dismissed, vacated or otherwise permanently stayed or terminated within sixty (60) days after the assignment, filing or other initial event; or

          (f)     Any shares of Series A Convertible Preferred Stock of Flight Safety acquired by Cummins Family Limited Partnership, L.P., an Idaho corporation (the "Purchaser") pursuant to the Purchase Agreement executed on or about the date hereof by and between Flight Safety and the Purchaser (the "Purchase Agreement") shall be or become non-voting for any reason.

     14.2     Default by Lessor. The Lessor shall be in "Default" under the Lease if it fails observe or perform any provision, covenant or condition of this Lease to be observed or performed by Lessor where such failure continues for thirty (30) days after written notice thereof from Lessee to Lessor; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Lessor shall not be deemed to be in default if it shall commence such cure within such period and thereafter rectify and cure said default with due diligence.

     14.3     Remedies by Lessor. In the event of a Default by Lessee, Lessor may exercise any rights or remedies provided by law or equity. The parties acknowledge and agree that in the event the Lessor elects to terminate the Lessee's right to possession of the Property, the Lessor's damages shall include without limitation lost rent, the cost of recovering possession, amounts owed to the Lender under the Loan Documents, necessary repairs, and attorneys' fees and expenses.

     14.4     Remedies by Lessee. In the event of a Default by Lessor, Lessee may exercise any rights or remedies provided by law or equity; provided, however, that the Lessee shall not be entitled to make any deductions or offsets in rent or other amounts due to Lessor (a) without the prior express written consent of the Lessor or (b) until the Lessee obtains a final judgment from a court of competent jurisdiction awarding damages to the Lessee as a result of a Default by the Lessor, in which event the Lessee may offset the amount of such finally adjudicated damages against the rent.

15.     Notices. All notices and other communications hereunder shall be in writing and shall be transmitted by hand, overnight courier or certified mail (return receipt requested), US postage prepaid. Such notices and other communications shall be addressed to the respective party at the address set forth above or at such other address as any party may, from time to time, designate by notice duly given in accordance with this section. Such notices and other communications shall be effective upon receipt or, in the case of mailing in accordance with the terms of this section, the earlier of receipt or three days after mailing.

16.     Indemnity. Lessee shall indemnify and hold harmless Lessor, each Lessor Assignee, and its or their members, shareholders, directors, officers and agents from and against any and all liabilities, causes of action, claims, suits, penalties, damages, losses, costs or expenses (including attorneys' fees), obligations (including without limitation indemnification obligations), liabilities, demands and judgments (collectively, a "Liability") arising out of or in any way related to: (a) Lessee's failure to perform any covenant hereunder, (b) the untruth of any representation or warranty made by Lessee hereunder or (c) ownership, use, condition or operation of each item of Property, including injury to persons, property or the environment including and any liability based on strict liability in tort, negligence, breach of warranties or Lessee's failure to comply fully with applicable law or regulatory requirements; provided, that the foregoing indemnity shall not extend to any Liability to the extent resulting solely from the gross negligence of Lessor. The indemnification obligations set forth in this Section 17 shall survive any termination of the Lease for a period of one (1) year. The termination of any such indemnification period, however, shall not affect any claim if written notice of such claim is given to the Lessee prior to such termination date.

17.     Fees and Expenses. In connection with the enforcement by either party of its rights under this Lease, the party that prevails shall be entitled to recovery of all reasonable costs and expenses, including without limitation attorneys' fees.

18.     Net Lease; Unconditional Obligation; and Non-Cancelable. This Lease is a completely net Lease and Lessee's obligation to pay the rent and amounts payable by Lessee hereunder is unconditional and not subject to any abatement, reduction, setoff or defense of any kind. This Lease cannot be canceled or terminated except as expressly provided herein.

19.     Additional Action; Cooperation with Lender. Lessee will promptly execute and deliver to Lessor such further documents and take such further action as Lessor may request in order to more effectively carry out the intent and purpose of this Lease. Upon the request by the Lessor, the Lessee agrees to reasonably cooperate with the Lessor in connection with the Secured Obligations and any replacement financing, which cooperation may include an assignment of rent hereunder to the Lender or any replacement lender.

20.     Miscellaneous; Governing Law; Litigation. The parties hereto agree that time is and shall be of the essence in each and every term and condition contained herein. This Lease may be executed in any number of counterparts by original or facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one instrument. If any clause or provision of this Lease is held to be illegal, invalid, or unenforceable under present or future laws, then such clause or provision will be severed from this Lease and the Lease will be enforced to the fullest extent permitted by law in a manner that is consistent with the intentions of the parties hereto. This Lease (including the exhibits attached hereto) constitutes the entire agreement and understanding among the Lessor and the Lessee with respect to the lease of the Property and supersedes all prior and current understandings and agreements, whether written or oral, with respect to such lease. This Lease may be modified or amended only by a written instrument executed by the Lessor and the Lessee. This Lease shall be construed in accordance with the laws of the State of Idaho without regard to its conflict of law rules. Should any litigation be commenced between the parties concerning this Lease or the rights and duties of the parties in relation thereto, the action shall be brought in Twin Falls County, Idaho. The prevailing party in any litigation shall be entitled to recover, in addition to such other relief as may be granted, reasonable attorneys fees and costs.

21.     Delivery and Acceptance. The Lessee hereby certifies that all the Property described in the Lease has been delivered, inspected, installed, is in good working condition, and accepted by the undersigned as satisfactory.

22.     Time of Essence. The parties hereto agree that time is and shall be, of the essence in each and every term and condition contained herein.

23.     Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by mail, facsimile or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

          to the Lessee:

                    Cummins Family Produce, Inc.
                    c/o Kenneth Wood
                    18 Brookside Drive
                    Warren, NJ 07059
                    Attention: President and CEO

                    and

                    Cummins Family Produce, Inc.
                    c/o Richard Rosenfeld
                    105 Stonebridge Road
                    Montclair, NJ 07042
                    Attention: CFO

          to Lessor:

                    Cummins Family Holdings, LLC
                    2570 Eldridge Ave.
                    Twin Falls, ID 83301
                    Attention: Wesley Cummins

                    and

                    Cummins Family Holdings, LLC
                    1674 Mesa Ridge Avenue
                    Westlake Village, CA 91362
                    Attention: Wesley Cummins

[the remainder of this page has been left intentionally blank].

          IN WITNESS WHEREOF, the undersigned have executed this Lease on the date and year first above written.

Lessor	Cummins Family Holdings, LLC By: /s/ Wesley Cummins Name: Wesley Cummins Title: Member By: /s/ Lance Cummins Name: Lance Cummins Title: Member
Lessee	Cummins Family Produce, Inc. By: /s/ Wesley Cummins Name: Wesley Cummins Title: President

Exhibit A

Real Property

Parcel No. 1

Lots 1, 2 and 3, Block 3, TWIN FALLS CHAMBER OF COMMERCE INDUSTRIAL PARK SUBDIVISION NO. 3, Twin Falls County, according to the official plat thereof recorded in Book 13 of Plats, page 1, records of Twin Falls County, Idaho.

AND the East 30 feet of the following described parcel:

A 60-foot strip of land, being a portion of Doc Taylor Drive, located in the Twin Falls Chamber of Commerce Industrial Park Subdivision No. 3, in the SW1/4 of Section 23, Township 10 South, Range 17 East, Boise Meridian, Twin Falls County, Idaho, in accordance with the official plat recorded in the records of Twin Falls County, being that portion of Doc Taylor Drive lying between Lots 1, 2, and 3 in Block 2 and Lots 1, 2 and 3 in Block 3, in accordance with the official plat recorded in the records of Twin Falls County, more particularly described as follows:

COMMENCING at the Northeast corner of Lot 1, Block 3 of said subdivision;

THENCE running North 89 35'52" West along the Northerly boundary of said Lot 1 for 375.25 feet to the REAL POINT OF BEGINNING, said point being a point of curvature of a 20.00-foot radius curve left, the radius point to which lies South 0 24'08" West 20.00 feet;

THENCE along said curve for 31.56 feet;

THENCE South 0 01'04" East along the Westerly boundary of Lots 1, 2 and 3, Block 3, for 436.00 feet to the Southwest corner of Lot 3, Block 3;

THENCE South 89 58'56" West for 30.00 feet;
THENCE North 0 01'04" West for 9.28 feet;

THENCE South 89 58'56" West for 30.00 feet to the Southwest corner of Lot 3, Block 2;

THENCE North 0 01'04" West for 427.42 feet along the Easterly boundary of Lot 1, 2 and 3, Block 2, to a point of curvature of a 20.00-foot radius curve left, the radius point to which lies South 89 58'56" West 20.00 feet;

THENCE along said curve for 31.27 feet to a point on the Northerly boundary of Lot 1, Block 2;

THENCE South 89 35'52" East for 100.00 feet to the REAL POINT OF BEGINNING.

Parcel No. 2

Lots 2 and 3, Block 2, TWIN FALLS CHAMBER OF COMMERCE INDUSTRIAL PARK SUBDIVISION NO. 3, Twin Falls County, Idaho, according to the official plat thereof recorded in Book 13 of Plats, page 1, records of Twin Falls County, Idaho.

AND the West 30 feet of the following described parcel:

A 60-foot strip of land, being a portion of Doc Taylor Drive, located in the Twin Falls Chamber of Commerce Industrial Park Subdivision No. 3, in the SW1/4 of Section 23, Township 10 South, Range 17 records of Twin Falls County, being the portion of Doc Taylor Drive lying between Lots 1, 2 and 3 in Block 2 and Lots 1, 2 and 3 in Block 3, in accordance with the official plat recorded in the records of Twin Falls County, more particularly described as follows:

COMMENCING at the Northeast corner of Lot 1, Block 3 of said subdivision:

THENCE running North 89 35'52" West along the Northerly boundary of said Lot 1 for 375.24 feet to the REAL POINT OF BEGINNING, said point being a point of curvature of a 20.00-foot radius curve left, the radius point to which lies South 0 24'08" West 20.00 feet'

THENCE along said curve for 31.56 feet;

THENCE South 0 01'04" East along the Westerly boundary of lots 1, 2 and 3, Block 3, for 436.00 feet to the Southwest corner of Lot 3, Block 3;

THENCE South 89 58'56" West for 30.00 feet

THENCE North 0 01'04" West for 9.28 feet;

THENCE South 89 58'56" West for 30.00 feet to the Southwest corner of lot 3, Block 2;

THENCE North 0 01'04" West for 427.42 feet along the easterly boundary of Lot 1, 2 and 3, Block 2, to a point of curvature of a 20.00-foot radius curve left the radius point to which lies South 89 58'56" West 20.00 feet;

THENCE along said curve for 31.27 feet to a point on the Northerly boundary of Lot 1, Block 2;

THENCE South 89 35'52" East for 100.00 feet to the REAL POINT OF BEGINNING.

Parcel No. 3

Lots 6 and 7, Block 2, TWIN FALLS CHAMBER OF COMMERCE INDUSTRIAL PARK SUBDIVISION NO. 3, Twin Falls County, Idaho, according to the official plat thereof recorded in Book 13 of Plats, page 1, records of Twin Falls County, Idaho.

Exhibit B

Packing Equipment

CLARIFIER	N/A	N/A
STATIC SCREEN	N/A	N/A
PUMPS	N/A	N/A
CULL BINS	N/A	N/A
UNLOADING SYSTEM	N/A	N/A
WASHING & DRYING	N/A	N/A
GRADING TABLES	N/A	N/A
#2 TABLES	N/A	N/A
EVEN FLO BINS	N/A	N/A
POMONA PACKAGING	85-2	220-029
	85-1	118-115
WEIGHT INDICATOR	N/A	N/A
SAMPLER	N/A	N/A
INK PRINTER	N/A	N/A
HYSTER	A618633	GPH02A20PV
HYSTER	C831996	KCPH02A20
HYSTER	C2-3-FW-475	25271
BAGGER & WEIGHTS	140093-1	189-4030-1001
AUTOMATIC BAGGER MAGNUSON	93068	189-93068-1001
AUTOMATIC BAGGER MAGNUSON	93069	189-93069-1001
EXETER GRADER MACHINE	N/A	N/A
FABRICATING EXETER UNIT	N/A	N/A
EXETER ENGINEERING UNIT	N/A	N/A
EXETER ENGINEERING UPGRADE	N/A	N/A
TRACK SYSTEM FOR EXETER	N/A	N/A
CAMERA FOR GRADING SYSTEM	N/A	N/A
COLOR CAMERAS & DIGITAL DISPLAYER	N/A	N/A
GRADER ACCESSORIES	N/A	N/A
ELIMINATOR	N/A	N/A
POTATO SCANNER	Tatoscanner	9240
GLUE MACHINE	80-14	85-7-5
BOX FILLER	N/A	N/A
QUICK LOK MACHINE	N/A	N/A
BAG CLOSER	N/A	N/A
DOBOY STITCH O'MATIC	N/A	N/A
AIR COMPRESSOR CRANDAL	N/A	N/A
KEEGAN BAG O'MATIC MACHINE	N/A	N/A
KEEGAN BAG O'MATIC COLUMN	N/A	N/A
KEEGAN BAG O'MATIC HARDWARE	N/A	N/A
MATHEWS INKJET PRINTERS	N/A	N/A
BOX ERECTOR	ER1800	ER18-13
GEAR BOXES (100)	N/A	N/A
ALL CONVEYOR LINES BUILT ON SITE	N/A	N/A

Exhibit C

Miscellaneous Property

All rights in and to the marks "First Choice," "First Prize," and "Red Ribbon."